Exhibit 99.1

Media Release

Mitel Announces Closing of New Credit Facility

Attractive terms reflect the Company’s sound financial foundation

OTTAWA, March 9, 2017 — Mitel® (Nasdaq:MITL) (TSX:MNW), a global leader in business communications, today announced that it has closed a new credit facility that includes significantly improved terms as well as greatly enhanced capacity and flexibility to capitalize on the rapidly changing unified communications and collaboration (UCC) market.

The new US$500 million credit facility will consist of a US$150 million term loan and a US$350 million revolving credit facility, both of which will mature in 2022. The pricing of the term and revolver borrowings is based on the Company’s net leverage ratio and will initially be at LIBOR plus 1.75%, an improvement of 275 basis points over the rate on pre-closing term loan borrowings, with undrawn commitment fees on the revolver initially being 25 basis points. The initial funding from the new credit facilities will be used to repay remaining debt outstanding under Mitel’s previous credit facilities in addition to accrued interest, fees and expenses.

The lending syndicate for the new facility is comprised of nine financial institutions led by Citizens Bank, N.A., which also acted as administrative agent. BMO Capital Markets, Canadian Imperial Bank of Commerce and HSBC Bank Canada served as Joint Lead Arrangers and Joint Bookrunners. EA Markets LLC provided Mitel with independent advisory and transaction services in conjunction with the arrangement and structuring of the facility.

“This new credit facility, combined with the recent divestiture of our mobile business, significantly strengthens Mitel’s capital structure,” said Steve Spooner, Chief Financial Officer. “Since the beginning of the year, we have substantially reduced our net leverage and significantly increased our liquidity, giving us the financial capacity and flexibility to pursue growth opportunities, invest in the business, and implement other shareholder-enhancing initiatives.”

Forward Looking Statements

Some of the statements in this communication are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words believe, target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such

Media Release

statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the ability to recognize the anticipated benefits from the divestment of Mitel’s mobile division; risks associated with the non-cash consideration received by Mitel in connection with the divestment of the Mobile division; the impact to Mitel’s business that could result from the announcement of the divestment of the Mobile division; the anticipated size of the markets and continued demand for Mitel products and services; access to available financing on a timely basis and on reasonable terms; Mitel’s ability to achieve or sustain profitability in the future; fluctuations in quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; and, Mitel’s ability to successfully implement and achieve its business strategies, including its growth of the company through acquisitions and the integration of recently acquired businesses and realization of synergies. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the U.S. Securities and Exchange Commission (the “SEC”) and Canadian securities regulatory authorities on March 1, 2017. Forward-looking statements speak only as of the date they are made. Except as required by law, Mitel has no intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

About Mitel

A global market leader in enterprise communications powering more than two billion business connections, Mitel (Nasdaq:MITL) (TSX:MNW) helps businesses and service providers connect, collaborate and provide innovative services to their customers. Our innovation and communications experts serve more than 60 million business users in more than 100 countries. For more information, go to www.mitel.com and follow us on Twitter @Mitel.

Mitel is the registered trademark of Mitel Networks Corporation.

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Contact Information:

Media – Americas Camille Beasley 469-212-0433 camille.beasley@mitel.com	Media – EMEA/AP Duncan Miller +44 (0) 1291 612 646 duncan.miller@mitel.com

Investors Michael McCarthy 469-574-8134 michael.mccarthy@mitel.com	Industry Analysts Denise Hogberg 469-212-0434 denise.hogberg@mitel.com